SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRUMP HOTEL & CASINO

                    GAMCO INVESTORS, INC.
                                 2/01/01           15,500-            2.9928
                                 1/11/01           10,000-            1.9375
                                 1/10/01           14,000-            1.9375
                                12/27/00            3,500-            2.0000
                                12/26/00           20,000-            1.9134
                                12/20/00           10,000-            2.0156
                                12/11/00           20,000-            2.1220
                                12/11/00            1,000-            2.1220
                                12/07/00            1,000-            2.3125
                                12/06/00            6,000-            2.3750
                                12/04/00            2,000-            2.4375


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.